UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007
Leadis Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 24, 2007, Leadis Technology, Inc. (the “Company”) issued a press release announcing that Victor Lee has resigned from his position as Chief Financial Officer of the Company to pursue another opportunity outside of the Company. Mr. Lee’s resignation is effective April 24, 2007, but he will remain with Leadis through June 2007 to assist with transition matters.
Leadis also announced the appointment of John Allen as Vice President and Chief Financial Officer replacing Mr. Lee, effective immediately. Mr. Allen, age 43, joined Leadis in January 2004 as Corporate Controller and has served as Vice President and Corporate Controller since March 2006. From January 2002 to January 2004, Mr. Allen served as the Corporate Controller of Asyst Technologies, Inc., a semiconductor equipment company. From May 2000 to January 2002, Mr. Allen was Vice President, Corporate Controller of Arcot Systems, a privately-held software company. Mr. Allen holds a B.A. degree in Business Economics from the University of California, Santa Barbara, and is a Certified Public Accountant in the state of California.
The Board of Directors has approved an annual base salary of $210,000 for Mr. Allen. Mr. Allen will also be eligible for a cash bonus of up to 50% of his annual base salary pursuant to the Company’s 2007 Management Bonus Plan. The Board also approved the grant of a stock option to purchase 75,000 shares of the Company’s common stock to Mr. Allen under the Company’s 2004 Equity Incentive Plan. The exercise price of the stock option will be the closing market price of the Company’s common stock on April 26, 2007, and the options will vest and become exercisable in equal installments on a monthly basis over a four-year period.
Mr. Allen’s employment is terminable at will by either Mr. Allen or the Company. Prior to his promotion, Mr. Allen was a participant under the Company’s change of control benefit program (the “Severance Plan”). Under the Severance Plan, Mr. Allen will receive certain severance benefits upon a termination by the Company without cause or his resignation with good reason during the 12 month period following a change of control of the Company. In particular, Mr. Allen would receive (i) a cash payment equal to 12 months of his salary and target annual bonus for the year in which the termination takes place, (ii) continuation of health benefits for a period of 12 months (depending on the employee’s position), and (iii) immediate acceleration of all unvested stock awards.
A copy of the press release announcing the resignation of Mr. Lee and the promotion of Mr. Allen is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 8.01	Other Events
On April 24, 2007, Leadis issued a press release announcing certain management changes, including the resignation of Victor Lee as Chief Financial Officer of the Company and the promotion of John Allen to the position of Vice President and Chief Financial Officer, effective immediately.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated April 24, 2007, announcing certain Leadis Technology management changes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.
Date: April 26, 2007	/s/ John K. Allen
John K. Allen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release dated April 24, 2007, announcing certain Leadis Technology management changes.